Exhibit 10.15

SOFTWARE LICENSE AND ROYALTY AGREEMENT

This Software License AND ROYALTY AGREEMENT (this "Agreement"), effective as of October 10, 2012 (the "Effective Date"), is made between Consorteum Holdings, Inc., a Nevada corporation with an office at 5045 Orbitor Road, Building 8, Suite 200, Mississauga, Ontario, Canada, L4W 4Y4 (“Licensee”), and Tarsin Inc., a Nevada corporation with its registered office at 916 Southwood Blvd., Incline Village, Nevada (“Licensor”). Each of Licensee and Licensor is a “Party” and collectively, the “Parties.”

WHEREAS, Licensor has developed certain software described in Schedule A, Description of the Software (“Software”);

WHEREAS, Licensee wishes to license the Software (including the source code to the Software) from Licensor under the terms and conditions set forth below; and

WHEREAS, Licensor wishes to license the Software (including the source code to the Software) to Licensee under the terms and conditions set forth below.

NOW, THEREFORE, the Parties mutually agree as follows:

1.	GRANT OF LICENSE TO SOFTWARE

License Agreement. At the closing, the Licensor will grant to the Licensee a regional, exclusive, 3 year, royalty bearing license under Licensor’s intellectual property rights to use, demonstrate, market, offer for sale, sell, license, and/or otherwise distribute the Software Platform to the following geographic areas:

(a) Canada

(b) Mexico

In addition, Licensee shall have a right of first negotiation (the "ROFN'') to expand the Territory upon notification from Licensor of its intention to negotiate a license for the Software Platform (or a portion of it) for a new Territory. Licensee must exercise such ROFN (if at all) by written notice to Licensor within 5 business days after receiving the notice contemplated by the previous sentence. In the event Licensee exercises the ROFN, the parties shall negotiate in good faith with respect to the terms of such expansion.

Licensor reserves the right to alter the Licensee’s rights granted under paragraph 1 for non-performance. Non-performance shall be evidenced by failure of Licensee to contractually deliver business opportunities in the geographic territories outlined above within 180 days of grant of this license. Licensor shall notify Licensee in writing of non-performance and Licensee shall have an additional 30 days to cure such non-performance. In the event that Licensee is unable to cure the non-performance, Licensor shall have the right to alter the geographic territory granted to Licensee under this agreement.

Unless notified in writing, License shall automatically renew annually after the third anniversary date.

1.	OWNERSHIP OF SOFTWARE

1.	Licensor’s title to the Software, whether in whole or in part, and all copies thereof, and all rights of Licensor therein, will remain in and be the sole and exclusive property of Licensor.

1.	Any and all enhancements, changes or derivative works, whether made by or on behalf of Licensee, to the Software and all associated technical data and information in connection therewith will remain in and be property of Licensor until the transfer contemplated in section 2.1.

1.	PAYMENT, TAXES AND AUDITING

1.	The fees and other charges applicable to the Software are set out in Exhibit A. The License Premium shall be paid pursuant to the Note issued to Licensor in the form attached hereto as Exhibit A1.

1.	Within thirty (30) days of the end of each calendar quarter, Licensee will provide Licensor with a report of the revenue received by it during the previous quarter together with the payment of the 12.5% royalty thereon calculated in accordance with Exhibit A. Licensor shall provide Licensee with an invoice for its records immediately upon receipt of the quarterly payment.

1.	With respect to their respective revenue share license fee payments, the Parties agree to pay all license fees, assessments, sales, use, personal property, excise, and other taxes, and any penalties or interest thereon ("Taxes"), now or in the future imposed by any appropriate governmental body on such Party with respect to the Software, or any portion thereof, and its possession, use, operation, or maintenance during the term of the license granted under this Agreement. If a Party is required by law to withhold income taxes on any payment owed to the other Party, then such Party may deduct such taxes from amounts owed and shall pay them to the appropriate tax authority, provided that the paying Party shall deliver to the other an official receipt for any taxes withheld and any other documents necessary to enable the appropriate Party to claim tax credit.

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1.	Licensee shall keep reasonable records and books of account with respect to all items for which payments may be due hereunder. On at least 45 days’ notice, and no more frequently than once per calendar year, Licensor shall be entitled to retain an independent third party accounting firm reasonably acceptable to audit the records pertaining to payments under this Agreement for the purpose of confirming the accuracy of payments. Any such audit shall be performed during normal business hours and be subject to a standard confidentiality agreement. The independent accounting firm shall only be allowed to report the results of the audit. The audit will be conducted at Licensor’s expense unless the results of such audit establish that inaccuracies in the quarterly reports have resulted in an underpayment of more than five percent (5%) of the amount due in any quarter, in which case Licensee will bear the expenses of the audit. In the event of any underpayment, Licensee shall promptly remit to the Licensor all amounts due together with interest calculated at a daily rate equal to 5%.

1.	WARRANTIES

1.	Licensor warrants that it is the owner of the Software and has the right to license the Software to Licensee.

1.	Licensee hereby acknowledges that Licensor does not give any other warranty express or implied with respect to the Software.

1.	TERM AND TERMINATION

1.	This Agreement is effective on the Effective Date and unless earlier terminated as a result of any default under clause 5.2 will remain in full force and effect in perpetuity (the “Term”).

1.	The following will be considered a default hereunder:

1.	A party fails to perform when due any of its obligations under this Agreement or breaches any term or condition of this Agreement and such failure or breach is not remedied within fifteen (15) days after receipt of written notice from the other party.

1.	A party becomes insolvent or makes an assignment for the benefit of creditors or ceases to do business or institutes or has instituted against it any proceedings for bankruptcy, reorganization, insolvency, or liquidation or other proceedings under any bankruptcy or other law for the relief of debtors and such proceedings are not terminated within fifteen (15) days after institution.

1.	A breach by Licensee of clause 6.2.

Upon default by a Party, the other Party will have the right to terminate this Agreement and will be entitled to exercise any and all rights and remedies available to it at law or in equity.

1. SOURCE CODE

6.1 Licensor hereby grants to Licensee a royalty-free, annual license to use the binary and object build code of the Software. Upon payment of the final amount of the License Premium, Licensor shall transfer all right, title and interest to the binary and object build code to Licensee subject to the standard commercial terms and conditions.

6.2 Licensee acknowledging the importance and value that the source code has and undertakes to the Licensor that until payment in full of the Note it shall not dispose of (whether for value or not), license or distribute the source code or any part thereof but may with the prior written approval of Licensor enter into escrow agreements in respect of the same. Any breach of this clause shall constitute a material breach by Licensee.

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7. Notices

Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing and shall be sent by registered mail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person and shall be addressed as follows:

If to Licensee:

Consorteum Holdings, Inc.

5045 Orbitor Road, Building 8

Suite 200

Mississauga, Ontario, Canada, L4W 4Y4  Attention: CEO  Fax: ___________

If to Licensor:

Tarsin Inc.

916 Southwood Blvd.

Incline Village, Nevada 89451   Attention: CEO   Fax: ___________

Either Party may change its address by a notice given to the other Party in the manner set forth above. Mailed notices given as herein provided shall be considered to have been given seven (7) days after the mailing thereof or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given two (2) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

8 GENERAL

8.1 Force Majeure. The obligations of the Parties will be temporarily suspended in the event of, or for any delay in performance that results from any circumstance beyond its reasonable control and without its fault or negligence, including without limitation an act of God, war, riot, strike, accident, fire, explosion, delay by carrier(s), or governmental orders. Any failure to perform in accordance with this Agreement by the affected Party as a result of any such interference or interruption will not be deemed in default. The Party which is unable to perform or who is delayed in performance on account of the foregoing will, in a timely manner; provide the other Party with written notification explaining the reason for non-performance or delayed performance, and will exert its best efforts to recommence performance as soon as possible. If the delay in the affected Party's performance of its obligations continues for more than 60 (sixty) days, the Party not affected by the circumstances may terminate the Agreement and no liability shall be incurred by either Party as a result of such termination.

8.2 Relationship of the Parties. Each Party shall act as, and shall be, an independent contractor in all aspects of this Agreement. Neither Party will act or have authority to act as an agent for the other for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership or other formal business entity or fiduciary relationship between Consorteum and Licensor.

8.3 Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Party.

8.4 Compliance with Laws. Both Parties agree to comply with all federal, state, and local statutes, regulations, and ordinances of the United States and any other jurisdiction applicable to the products and services delivered and each Party’s performance under this Agreement.

8.5 Governing Law. This Agreement will be governed by the laws of the State of Nevada without reference to conflict of laws provisions. The Parties consent to the exclusive jurisdiction of the federal or state courts in Nevada and expressly waive any objection or defense based on lack of jurisdiction or venue.

8.6 Severability. If any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the Parties shall negotiate in good faith to replace the unenforceable provision by a provision which has the effect nearest to that of the provision being replaced.

8.7 Expenses. Each Party shall be responsible for all expenses, including attorney’s fees and costs, incurred by it in relation to the making, review and negotiation of this Agreement, and to the fulfillment of its obligations as set forth in this Agreement.

8.8 Titles, Headings and Subheadings. The titles, headings and subheadings used throughout this Agreement are intended solely for convenience of reference and form no part of this Agreement.

8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

8.10 Waiver. Failure or delay by either Party to exercise any right or power under this Agreement will not operate as a waiver of such right or power.

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8.11 Entire Agreement and Amendments. This Agreement, including any and all Exhibits, as amended, constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may be amended only by a written document signed by authorized representatives of both Parties.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

CONSORTEUM HOLDINGS, INC.	TARSIN INC., AS LICENSOR

Signature /s/ Craig A. Fielding	Signature /s/John Osborne
Craig Fielding	John Osborne
Printed Name	Printed Name
CEO	CEO
Title	Title

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SCHEDULE A

DESCRIPTION OF SOFTWARE

CAPSA is a thin client mobile application platform for the development and deployment of application and content-based mobile solutions. It simplifies the task of developing and deploying applications that work on a broad range of mobile handsets and different operating systems. It includes other related software used in the development of the mobile marketing services application set out below.

A fuller description of CAPSA is provided in the White Paper referenced below (Exhibit C).

The elements that make up CAPSA include but are not be limited to:

Client code

Cloud setup and configuration

CMS code and application setup

Carrier messaging interfaces

Brand management

Transport layer control

Load testing scripts and accounts

Multi language support and management

Black and white list OS authentication management

Billing and commerce account management

Reporting

Legal and security documentation

Examples of CAPSA applications already available:

Dilbert

Mobile marketing application (Pechanga)

Mobile marketing services

Stations Sports Book

Hallmark

CAMELOT Demo

Lottery Demo

All gamming concept demos (Bally Spin Win)

All derivative applications currently in development or deployed. Any commercial agreements already in place at closing with companies that have executed agreements with Tarsin Inc. utilizing the CAPSA platform shall be conveyed to Consorteum on the date hereof. Royalty payments shall be made on any revenue generated by Consorteum as a result of these contracts.

Associated Documents

Exhibit C: The Capsa White Paper

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EXHIBIT A

ROYALTY CHARGES

Consorteum shall pay to Licensor royalties in a sum equal to 12.5% of the turnover receivable in respect of the Software licensed under this Agreement after deducting from the amount of such turnover the costs payable to third parties that are necessarily and properly incurred by Consorteum and that are not reimbursed by any end user. For the avoidance of doubt, such costs payable to third parties shall not, for the purposes of calculating turnover, include costs of supporting, developing or maintaining the Software or any form of management charges or other on-costs.

Licensee shall pay to Licensor an annual renewal fee of $100,000 due on or before the anniversary date of the license.

Licensee and Licensor shall agree to an annual support fee based on total annual turnover.

The annual license fee and support fee for the initial year is waived.

EXHIBIT B

ROYALTY ENHANCEMENT

Licensee shall continually strive to develop and enhance Royalties from the Software by ensuring that is kept updated with a view to maximizing the commercial application and value thereof. To that end Consorteum shall:

1.	Continually develop and enhance the Software to ensure its relevance to the markets it addresses.

1.	Correct any malfunction, defect, nonconformity or failure in the Software.

1.	Ensure that the Licensor’s intellectual property rights are maintained, updated and safeguarded at all times and shall at its own cost take such actions as Licensor in its absolute discretion requires in connection therewith.

1.	Apply for and register at its own cost all patents and other appropriate intellectual property protection in respect of any enhancements, changes or derivative works in respect of the Software.

1.	Distribute the Software on commercial terms negotiated at arm’s length.

1.	Use its best endeavors to maximize the Royalties from its distribution of the Software.

EXHIBIT C

THE CAPSA WHITE PAPER

Provided as separate attachment.

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